EXHIBIT 99.1

ALL AMERICAN PET COMPANY, INC.

LISA BERSHAN

CEO/PRESIDENT

Mr. Aaron A. Grunfeld, Esq.

Law Offices of Aaron A. Grunfeld & Associates

11111 Santa Monica Blvd., Suite 1840

Los Angeles, California 90025

Tel: (310) 788-7577

Cell: (310) 890-0790

Transmitted via email: agrunfeld@grunfeldlaw.com	April 8, 2015

Aaron,

Please be advised that as of April 8, 2015, I am relinquishing my titles as CEO, President and Board Member of the All American Pet Company, Inc. as well as permanently resigning from the company.

Any and all correspondence relating to the company should be presented to: Barry Schwartz, interim President: barrys@aapbrands.com

Warmest regards,

Lisa Bershan

LB/jm:

9663 Santa Monica Blvd

Suite 1005

Beverly Hills CA 90210